UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   April 4, 2008

MORNINGSTAR, INC.

(Exact name of registrant as specified in its charter)

Illinois	000-51280	36-3297908
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

225 West Wacker Drive Chicago, Illinois	60606
(Address of principal executive offices)	(Zip Code)

(312) 696-6000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.         Regulation FD Disclosure.

The following information is included in this Current Report on Form 8-K as a result of Morningstar, Inc.’s policy regarding public disclosure of corporate information. Answers to additional inquiries, if any, that comply with this policy are scheduled to become available on May 2, 2008.

Caution Concerning Forward-Looking Statements

This current report on Form 8-K contains forward-looking statements as that term is used in the Private Securities Litigation Reform Act of 1995. These statements are based on our current expectations about future events or future financial performance. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, and often contain words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue.” These statements involve known and unknown risks and uncertainties that may cause the events we discussed not to occur or to differ significantly from what we expected. For us, these risks and uncertainties include, among others, general industry conditions and competition; damage to our reputation resulting from claims made about possible conflicts of interest; liability for any losses that result from an actual or claimed breach of our fiduciary duties; legal, regulatory, or political issues related to our data center in China; the potential impact of market volatility on revenue from asset-based fees; a prolonged outage of our database and network facilities; challenges faced by our non-U.S. operations; and the availability of free or low-cost investment information. A more complete description of these risks and uncertainties can be found in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2007. If any of these risks and uncertainties materialize, our actual future results may vary significantly from what we projected. We do not undertake to update our forward-looking statements as a result of new information or future events.

Investor Questions and Answers: April 2008

We plan to make written responses available addressing investor questions about our business on the first Friday of every month. The following answers respond to selected questions received through April 2, 2008. We intend to answer as many questions as time allows, although we will not answer product support questions through this channel. We may wait to respond to a given question until the following month if we need more time to research the answer.

If you would like to submit a question, please send an e-mail to investors@morningstar.com, contact us via fax at 312-696-6009, or write to us at the following address:

Morningstar, Inc.
Investor Relations
225 West Wacker Drive
Chicago, IL 60606

Bonus Expense

1.              In your Q407 earnings release you stated that you expect to make an annual bonus payment of $50m. What was the payment in 07? It seems to be a large amount relative to the approximately $100m in annual income. Can you comment? How will it be accounted for (expensed 100% in Q1?) How can your eps [earnings per share] grow anywhere near 30% with this expense included?

We record our bonus expense throughout the year, so we spread it out over four quarters of the year, as opposed to incurring the expense in a single quarter. We typically make bonus payments in the first quarter based on the previous year’s financial performance. In 2007, we recorded $52.0 million of bonus expense, and in the first quarter of 2008, we made cash bonus payments to employees of approximately $50 million. For comparison, we recorded $38.3 million of bonus expense in 2006 and paid about $35 million in cash bonus payments in the first quarter of 2007.

To answer the last part of your question, the size of the bonus pool for a given year is tied to improvement in EBIT (earnings before interest and taxes) relative to the previous year. As a result, bonus expense is not a fixed cost, and our earnings already reflect the costs associated with it. All else equal, we would expect the size of the bonus pool to increase or decrease along with EBIT, and the total bonus amount we pay out may be higher or lower in a given year.

It’s also worth pointing out that our compensation philosophy involves variable incentive pay as a significant portion of total compensation, especially for employees at more senior levels. We believe this helps align employees’ interests with those of our shareholders and helps them produce better financial results for Morningstar.

Cash, Cash Equivalents, and Investments

2.              I was wondering with all that is going on in the credit markets these days with the credit crunch, failed auction-rate offerings, drying up of liquidity, etc., has Morningstar had any issue accessing its cash, cash equivalents, and short term investments, and being able to get the listed value of them on the balance sheet? Any potential for a modest markdown in the value of this class of investments on the balance sheet? Thanks.

We hold our cash and investments in short-term, high-quality investments and don’t currently have any holdings in auction-rate securities. We hold three FGIC-insured short-term issues, accounting for less than 2% of our total cash and investments, that have experienced downgrades, but we believe their underlying credit quality remains sound. As of each balance sheet date, we value investments classified as available for sale or trading securities based on their corresponding observable market prices as of the balance sheet date. Because of the nature of the investments, we have not had difficulty identifying the market value of these securities.

Walk-In, Renewal, and New Revenue

3.              We are compiling a research report on Morningstar and wanted to ask several questions about your business. Firstly, we noticed that in 2005 and 2006 you broke out your revenue by recurring revenue and new revenue; recurring revenue included numbers for walk-in revenue and renewal revenue. It appears that you did not break out revenue in a similar way in your 2007 annual report. We were hoping that you would either break out those revenue numbers for us or comment on why you now longer report recurring revenue.

We stopped reporting a quarterly breakdown of walk-in, renewal, and new revenue mainly because it was time-consuming and difficult to calculate for many of our contracts, and we didn’t see a lot of investors using the information on a regular basis. In addition, because of the shift in our business mix, which now includes more revenue from asset management, we believe this information is less relevant than it was before.

Industry Growth Rates

4.              Additionally, it appears that analyst coverage on Morningstar is sparse. Consequently we do not have access to analyst reports for the company and were hoping that you could comment on any industry growth statistics for the financial services industry.

The best source we know of for information on the industry is Veronis Suhler Stevenson, which publishes information on spending on financial and economic information. The table below shows Veronis Suhler’s estimates for industry spending and annual growth rates over the past five years.

	2003	2004	2005	2006	2007
Amount ($mil)	$15,915	$17,499	$19,318	$21,264	$23,220	*
% change	7%	10%	10%	10%	9%

*projected. Source: Veronis Suhler Stevenson

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MORNINGSTAR, INC.

Date: April 4, 2008	By:	/s/ Scott Cooley
	Name:	Scott Cooley
	Title:	Chief Financial Officer